

OUR MISSION

Enhance the quality of life of individuals and populations through evidence-based, digital medical assessments, and innovative preventive health programs.

Medical Practice Income aims to:

- Deliver measurable financial benefits to physician clients through reimbursable digital preventive health services, and
- Empower physician client patients to control determinants of their quality of life through access to high quality interactive health education applications.

FORWARD LOOKING STATEMENTS

This presentation may contain forward looking statements which are identified by words such as 'may', 'could', 'believes', 'estimates', 'targets', 'expects', or 'intends' and other similar words that involve risks and uncertainties. These statements have not been based solely on historical facts but on Medical Practice Income, Inc.'s current expectations about future events and results. You should consider that as such statements relate to future matters, they are subject to various inherent risks, uncertainties and assumptions that could cause actual results or events to differ materially from expectations described in the forward-looking statement. Except where required by law, Medical Practice Income, Inc. has no intention to update or revise forward looking statements, or to publish prospective financial information in the future, regardless of whether new information, future events or any other factors affect the information contained in this presentation. None of Medical Practice Income, Inc. Directors, Managers, or any other person named with their consent in this presentation can assure you that any forward-looking statement or result expressed or implied by any forward-looking statement will be achieved.



This overview is neither an offer to sell nor solicitation of an offer to buy any security

An offer may only be made via a written offering document by Medical Practice Income, Inc.. (the "Company"). The Company will provide the Confidential Private Placement Memorandum ("PPM"), as it may be amended by the Company, only to Accredited Investors (as defined by Regulation D under the Securities Act of 1933), and has prepared this overview solely to determine whether you are interested in receiving additional information about the Company. Information contained in the overview is believed to be reliable, but no warranties as to its completeness or accuracy are made.

REIMBURSABLE MANAGED CARE, PREVENTIVE SCREENING AND PATIENT EDUCATION

The Company

- Medical Practice Income, Inc. is focused on value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, remote patient monitoring, Software as a Medical Device (SaMD), chronic care and preventive medicine. The Company's intellectual properties, products and information service portfolio are directed towards prevention, early detection, management and reversal of cardiometabolic and other chronic diseases.

Behavior Change. Remote Patient Monitoring for Value Based Care Management



Principle objective

Develop digital tools and approaches, providing more granular, timely and specific clinical decision-making information to address today's now younger, obese, diabetic and cardiovascular disease population.

HIGHLIGHTS

Subscription and Recurring Revenue Model

Exceptional High Margins (80+%)

Large Untapped Market of Primary Care Physicians (PCP)

Massive Market (physician customers and their patients) Potential

Unmet Chronic Disease Prevention and Management Need

Highly Profitable Insurance Reimbursements for our PCP Clients

Scalable 450,000+ Physicians and Multi-Billion Dollar Income Market

Capital Raise to Expand Software & Program Development, Customer and IT Support and Working Capital

Publicly Listed Vehicle for Investor Liquidity



Attracting a mere
~1% (4-5,000 Physicians)
of our target primary care
physician market generates
over $60M+ in annual
recurring revenues for
Medical Practice Income, Inc.

MEDICAL PRACTICE
INCOME, INC.



Stephen C Schimpff, MD FACP
Fixing the Primary Care Crisis: Reclaiming The Patient-Physician Relationship and Returning Healthcare Decisions to You and Your Doctor
Foreword by Economist Anirban Basu

TODAY'S PHYSICIAN INCOME PROBLEM

In his book, **Fixing the Primary Care Crisis**, Stephen Schimpff, MD reports the annual income a primary care physician (PCP) can expect to earn today.

22
AVERAGE NUMBER OF PATIENTS SEEN PER DAY

$65
AVERAGE REIMBURSEMENT PER PATIENT

~$360K
INCOME FOR 50 WORKING WEEKS A YEAR

$210K
PER YEAR EXPENSES AND OFFICE OVERHEAD

~$150K
ANNUAL INCOME A PCP EARNS

"The PCP works to around 2pm everyday to pay the overhead before he begins to earn his salary, or $27 of each $65 office visit goes towards the PCP income today." Explains Dr. Schimpff.

PCPS SIMPLY DON'T HAVE ANY MORE TIME IN THE DAY TO SEE MORE PATIENTS, AND THEY NEED MORE REVENUE.

PREVALENCE OF COMMON CHRONIC DISEASES FOR AVERAGE PHYSICIAN PANELS OF 2,500 PATIENTS



66% of patients

require **weight loss**, **nutrition**, **exercise** and **stress management interventions** for their diagnosed chronic conditions

Chronic Conditions	1 Physician 2,500 Patients	10 Physicians 25,000 Patients
Hyperlipidemia	511	5,110
Hypertension	472	4,720
Depression	118	1,180
Asthma	183	1,830
Diabetes	145	1,450
Arthritis	381	3,810
Anxiety	279	2,790
Osteoporosis	140	1,400
COPD	131	1,310
CAD	120	1,200

Based on self-reported HRA data of over 2 million individuals >17 Population benchmark
Population benchmarks are provided by HealthMedia, Inc. The benchmarks are based on over 2 million responses to the HealthMedia SUCCEED Health Risk Assessment for employees and health plan members over 17 years old across the HealthMedia book of business. Data updated August 19, 2010, n=2,032,430.

HEALTH RISK ACROSS THE POPULATION: PREVALENCE ESTIMATES BY SIZE OF PHYSICIAN PRACTICE



90%+ patients

require lifestyle changes, behavioral modification, education and weight management education

Health Risk Category	1 Physician 2,500 Patients	10 Physicians 25,000 Patients
Alcohol Use	550	5,500
Injury Prevention	400	4,000
Nutrition	2,400	24,000
Physical Activity	1,200	12,000
Sexual Behavior	25	250
Skin Protection	850	8,500
Smoking	275	2,750
Stress	875	8,750
Depression Symptoms	300	3,000
Weight Management	1,600	16,000
• Overweight	825	8,250
• Obese	625	6,250
• Extremely Obese	150	1,500

Based on self-reported HRA data of over 2 million individuals >17) Population benchmark
Population benchmarks are provided by HealthMedia, Inc. The benchmarks are based on over 2 million responses to the HealthMedia SUCCEED Health Risk Assessment for employees and health plan members over 17 years old across the HealthMedia book of business. Data updated August 19, 2010, n=2,032,430.



Considering the implications of the data in the previous two slides:

How will a physician who has a patient panel of 2,500 patients manage the 511 people with reported high cholesterol, 472 patients with high blood pressure, 145 with diabetes, over 300 patients with mental health problems and the 1,600 individuals who are overweight or obese?

By extrapolation, how will a group of practices of 10 physicians with 25,000 patients manage the risks and conditions of 1,450 diabetics and 16,000 people who are overweight or obese?

How will the physicians find out which of their patients are at risk for heart disease or diabetes but don't know it yet?

MARKET DRIVERS MEDICAL PRACTICE INCOME, INC.

New payment models of care are forcing the typical 10 physician group to be collectively responsible financially and clinically for the health of all their patients, whether they have presented to the doctor's office or not.

Doctors do not have the necessary computerized tools, specialized training or time for this added responsibility.

There is no sign of the Trump administration changing these elements of healthcare reimbursement. The only changes will likely be enhancements to Fee-for-Service for PCP's in attempts to break-up parts of Obamacare, and further benefit our existing business model.



Payment Models
ACOs
Bundled Payments
Medical Home
Value-Based purchasing
Patient Centered



GROWING HEALTH CRISIS IN THE U.S.

Traditionally, physicians have been mostly involved in the treatment of acute problems. Managing these problems consumes most of the patient's visit, leaving little time for the physician to address preventive and chronic care needs.

- Diabetes or pre-diabetic conditions will strike half of all adult Americans by the end of the next decade costing the nation almost **$3.4 trillion** in the next 10 years
- According to the CDC, more than 100 million U.S. adults are now living with diabetes or prediabetes
- About **30 million adult Americans**, or >9 percent, are diabetic while **84 million** others, or 28 percent are pre-diabetic (and heading for diabetes)



Physicians require new and easy to use preventive and chronic care management tools that engage and track patients, while they're not in front of their physician

A recent survey showed patients receive only 55% of recommended acute, preventive, and chronic care. One reason is their lack of adherence or contact with providers. In any practice, for example, there are likely to be patients with diabetes who have not been in for a year or more or have an A1C value > 9.0 and haven't been scheduled for their next A1C test. And it's likely that there are patients in the physician panel who are obese because of poor nutrition and lack of routine exercise; these individuals may develop diabetes unless lifestyle changes take place.




HEALTHY
FOOD





" For the many patients that are overweight and at risk of developing diabetes, the doctor's office needs to be proactive, and provide these patients with nutrition, exercise and stress management interventions. The advent of computerized alerts and programs are required for effective population health management. "

STEPHEN C. SCHIMPFF, MD FACP

Medical Practice Income's digital applications provide physician clients and their patients **with needed lifestyle and preventive interventions,** and physician clients receive **new reimbursements for their prescriptions.**

REIMBURSABLE PREVENTIVE SCREENING AND PATIENT EDUCATION

Reimbursable preventive services supported by our platform.

- Alcohol misuse screening and counseling
- Annual wellness visit
- Cardiovascular disease screening tests
- Counseling to prevent tobacco use
- Depression screening
- Diabetes screening
- Diabetes self-management training
- Intensive Behavioral Counseling (IBT) for Cardiovascular Disease
- IBT for obesity
- Medical nutrition therapy
- Non-face-to-face chronic care management
- Remote patient monitoring

These services drive potential future fee-for-service income producing visits.



Thanks to the Affordable Care Act, Medicare and commercial payers cover many preventive services at no cost to patients. However, today's primary care provider requires **streamlined** systems to unlock the potential benefits of these new reimbursable services.



CURRENT MEDICAL RECORDS SOFTWARE IS NOT ENOUGH!

Electronic Medical/Health Records (EMR) alone are insufficient for the kind of identification, stratification and outreach that are required. Patient registries and other automation tools are needed as well. Yet even with an EMR, it can be difficult and costly to achieve such basic goals as making sure that every chronic-disease patient has a comprehensive care plan and automated systems to monitor their progress with their care plan.

Group practices and individual physicians will have to start making the transition to population health management. Instead of just providing preventive and chronic care when patients come in for acute problems, practices must begin tracking and monitoring the health status of their entire patient population even when they are not in the physician office.

To effectively manage population health, practices must reengineer their workflow and adopt health information technology (IT) automation tools, which will enable them to reach out to patients who need services and efficiently to keep track of this population.



Introducing a cloud-based, medical office and mobile patient education solution designed to improve clinical outcomes and generate new medical practice income, while maximizing both face-to-face office visit time and non-face-to-face patient education time.

OUR DEVELOPMENT IS CURRENTLY UNDERWAY

We're developing a proprietary Software as a Medical Device (SaMD) platform that extends a physician's face-to-face care by actively and accurately engaging individuals to identify and change specific, high-risk lifestyle behaviors.

- The software platform is unique. The platform will be generations ahead of today's most sophisticated, yet passive information dissemination portals, which is descriptive of the competition in the market.

- Our platform is active and will employ 'machine learning and artificial intelligence.' It engages individuals directly, assesses their current condition specifically and identifies their particular high-risk lifestyle behaviors. Next, it directs a tailored remediation program that can be undertaken and accomplished by the individual with their progress privately and securely tracked by both the software and their healthcare and medical providers.



OUR PHYSICIAN CLIENT NEW INCOME OPPORTUNITY

CPT Code	Description	Reimbursement
99407	Tobacco use counsel 10+	$14.32
G0442	Annual alcohol screen	$18.26
G0443	Brief alcohol misuse counsel	$26.24
G0444	Annual depression screen	$18.26
G0446	CVD risk reduction counsel	$26.14
G0447	Obesity counsel	$26.14
96160	Health Risk Assessment	$3.96
96103	Assessment by computer	$28.85
	TOTAL	$162.17



A typical preventive care office visit will consist of an assessment by computer/tablet, including a medical nutrition, alcohol risk and depression screen as one example, generating our physician client a new $65.37.

If the patient requires counseling for these items due to risks identified during the assessment, the reimbursement increases to $92.01 (plus the office visit income ~$65-100).

The physician spends no more time with the patient than they usually would have for this substantial increase in income.

Three patients per day easily = ~$50,000 new annual income.

TARGET MARKETS

According to the Kaiser Family Foundation there are approximately **450,000 physicians** practicing in primary care in the U.S.

Source: The Henry J. Kaiser Family Foundation Total Primary Care Physician 2017



"

Our national target distribution channel will initially be **primary care physicians** and **pediatricians**, as well as **nurse practitioners** and **physician assistants.**

We are **technology agnostic.** Any tablet, smart phone, or desktop (PC/Mac) can be used to connect our secure network with the provider's office and their patients.




ANDREW, THIS IS A VERY IMPORTANT TOPIC, PLEASE WATCH THIS SHORT VIDEO - WHEN I RETURN WE'LL GO OVER YOUR LAB RESULTS. I'LL BE RIGHT BACK.
TrueHealth MD


30
20
10
0
148
140
130
120
CAPACITY
148 KGS

5-7%

weight loss

reduces the risk of diabetes by over 50%.


ANDREW, DO YOU HAVE ANY QUESTIONS?
THE VIDEO SAID IF I CAN LOSE 5% BODY FAT IT WILL HELP MY DIABETES A LOT, IS THAT TRUE?
TrueHealthMD
IAN BAKER


AT&T LTE
2:07 PM
Surveys
00:00:27
Excellent
2 Do you have any of the following NASAL sypmtoms? Check all that apply.
Runny or Stuffy Nose
Sneezing
Itchy Nose
Nose Bleeds
Mouth Breathing / Snoring
Sniffling
Next

Interactive mobile digital medicine solutions for maximizing patient health information and medical documentation.


AT&T LTE
2:08 PM
Surveys
00:01:09
8 If you selected any of the symptoms above, when do these typically occur?
All Year Round
Spring
Summer
Fall
Winter
They Started Recently
9 Are your symptoms worse at night?
Yes


AT&T LTE
2:15 PM
Surveys
00:02:06
Please rate your allergies by selecting the severity of each of the followying symptoms.
1 Need to blow your nose
None
Very Mild
Mild or Slight
Moderate
Severe
As bad as possible
2 Sneezing

Identification of triggers and health literacy
gaps (targeted patient education).


AT&T LTE
2:15 PM
Surveys
00:02:28
Severe
As bad as possible
3 Runny nose
None
Very Mild
Mild or Slight
Moderate
Severe
As bad as possible


AT&T LTE
2:19 PM
Surveys
00:02:00
Agree
Don't Know
Disagree
Strongly Disagree
17 My treatment worked faster than I had expected.
Strongly Agree
Agree
Don't Know
Disagree
Strongly Disagree

Monitor outcomes and patient satisfaction


AT&T LTE
2:19 PM
Surveys
00:01:40
13 My quality of life has improved since receiving the treatment.
Strongly Agree
Agree
Don't Know
Disagree
Strongly Disagree
14 Since having this treatment, I have fewer allergy symptoms
Strongly Agree
Agree
Don't Know

REIMBURSABLE NON-FACE-TO-FACE CHRONIC CARE MANAGEMENT & REMOTE PATIENT MONITORING

Automated Care Management And Real-time Care Gap Alerts



DATA CLOUD/
MOBILE
PLATFORM
BP DRUG
NON-COMPLIANCE
PCP
E-mail, Fax, Text, Call
Care Manager
Systolic BP
172
Weight
192lbs
Diagnosis: CHF
BP: 130
Weight: 186lbs
2 wks. ago
Patient
CARE GAP
RULES ENGINE



Reason #1

Increase office revenue

Reason #2

Save provider direct face-to-face time

Reason #3

Improve patient health outcomes and satisfaction with their provider

PROVIDER INCENTIVE: IMPROVE THE BOTTOM LINE



INITIAL KEY MARKETING CHANNELS TO REACH TARGET MARKET

Strategic referral-based partnerships with Independent Physician Associations (IPAs), Management Service Organizations (MSOs), Revenue Cycle Management firms (medical billing companies) and self-insured employers with onsite primary care clinics.

Social media and educational marketing through use of online content marketing.

Direct marketing via outsourced lead-gen sales team, medical conferences and online marketing.

Commission-based independent medical sales representatives and distributor organizations.



STRATEGIC PARTNER INCENTIVE: IMPROVE THE BOTTOM LINE

Reason #1

Independent Physician Associations (IPAs) Management Service Organizations (MSOs) and Revenue Cycle Management (i.e. billing, coding, compliance and collection companies) generate a percentage of their client's (the provider's) revenue as their fee for service. Any new income the provider bills goes to the bottom line of the IPA, MSO or billing company.

Reason #2

IPAs, MSOs and billing companies are in a very competitive environment, adding value to their clients by bringing them new fee-generating services and/or cost/ time-saving strategies provides an edge against their competition.

WHY WILL WE SUCCEED?



Seven Measurable Health Outcomes and Economic Reasons

- Maximizes face-to-face provider time and measurably enhances patient encounter quality outcome
- Delivers new reimbursable preventive assessments
- Programmatically drives medical necessity for follow-up and additional fee-generating services
- Tracks preventive health screening dates based on patient history, age, gender and risk profile
- Provides evidence and tracking of physician's non-face-to-face reimbursable patient chronic care and remote management
- Systematically, and measurably improves patient health literacy, skills, self-care and self-management abilities
- Produces a total patient population analysis for proactive forward planning specific to the patient population being served

MEDICAL PRACTICE INCOME BENEFITS

Tangible benefits

1. By utilizing automated medical information delivery, a provider's time is more efficiently used increasing available office visits by 2-4 per day or $130-$260 per day or $34,000-$68,000 per year. Quality scores increase and bonus payments are generated.
2. New CPT codes relating to preventive services are billable, increasing medical practice income. The average provider sees 20 patients a day, many of these patients require these services, 2-5 patients a day as outlined in slide 18 generates physician clients $50,000+ new annual practice income.
3. New non-face-to-face and remote patient monitoring services are now reimbursing $400+ per year for patients with chronic conditions, ~45% of a physician's patient population are currently eligible for this service, generating a potential increase of medical practice income by up to $300,000 per year -- or a percentage thereof.

Intangible benefits

1. Improved patient health literacy, skills and knowledge
2. Reduced health risk through better educated patients taking positive steps
3. Improved patient and physician satisfaction due to health outcomes and time utilization



Reimbursable Digital Medicine
Auto renewing subscription of
$299 per month ($3,588 per year)

Non-Face to Face Chronic Care Management & Remote Patient Monitoring

$120 per patient per year

App license fee (Assumption: each physician enrolls 100 new eligible patient's per year)

A combined and visible $15,588 Recurring Revenue per Physician Client per year is achievable.

450,000
primary care providers in the U.S.
x $3,588
in annual subscription fees

$1.6 Billion
a year addressable market

~135 million
chronic care patients
x $120

$16.2 Billion
a year addressable market

$17+ Billion
Total Addressable Market



FUTURE REVENUE MODELS

Big Data Analytics

– selling de-identified data to large pharma, medtech/ device industry

Database

– ethically monetize thousands of physicians and their identified behavior, hundreds of thousands of patients and their health information and behaviors.

Artificial Intelligence

– developing clinical decision tools that match products and services to improve health outcomes

'Risk sharing'

and financial rewards/ incentives for population health management with insurance company's and managed care organizations

i.e. we share in the financial rewards that Medicare provides

EXECUTIVE LEADERSHIP

Troy J. Grogan

Chairman, Director, President & Chief Executive Officer

Troy Grogan has been our Chairman and CEO since June 2016. Mr. Grogan has held Board of Director positions with the NSW Government's Area Health Service's in Australia, Northern Sydney Audit & Risk Committee, and has co-chaired the human ethics committee and Clinical Quality Council of these Area Health Service's. He is currently a co-founder, co-president and chief executive officer of MedScience Research Group, Inc., a private company incorporated in May 2013. MedScience is focused on expanding its unique, patented and FDA cleared allergy diagnostics and allergen immunotherapy system directed to the primary care physician market in US. Prior to MedScience, Mr. Grogan was an entrepreneur with business experience in preventative health care and medical education in Australia and North America, having organized organizations with a focus on health and lifestyle improvement, online learning, behavioral and lifestyle change and patient education, offering services to health plans, corporate clients, medical and health professionals, insurance providers, as well as the broader general public in the health, education, information and wellness market.

SCIENTIFIC AND MEDICAL ADVISORY BOARD

Alex Mirakian MD.

Dr. Alex Mirakian is a US Board Certified doctor in Radiation Oncology and previously served as a Fellow with the MD Anderson Cancer Center in Houston, TX. This was followed with a Fellowship in brachytherapy, stereotactic radiosurgery and intraoperative radiotherapy at Beth Israel Medical Center in New York. Dr. Mirakian specializes in breast, genitourinary, lung, head and neck, skin and GI cancers. He has 18 years of experience in radiation oncology, four years of internal medicine, and established the first HDR brachytherapy program for the treatment of prostate cancer at Fred J. Woods Radiotherapy Center in Tampa Bay, FL. He also has extensive experience in stereotactic radiotherapy particularly with Cyberknife treatments over the past 9 years. Dr. Mirakian is passionate about health promotion and Lifestyle Medicine approaches in disease, especially for preventing and managing cancer patients.

SCIENTIFIC AND MEDICAL ADVISORY BOARD

Marcos Sanchez-Gonzalez MD, PhD.
PhD (Exercise & Cardiovascular Physiology)
Adjunct Professor Health Services Administration Lake Erie College Osteopathic Medicine.

Dr. Sanchez-Gonzalez has worked for the past 15 years in academic institutions at various levels, which has given insightful understanding of healthcare and medical education. He has conducted research, in both Universities and Hospital settings, on areas revolving quality improvement, patient outcomes, and is training Postdoctoral Fellows and graduate students in their research projects, thesis, and dissertations. In addition, he has contributed as a physiologist in the development of biomedical devices for both scientific research and medical use. As an Investigator Dr. Sanchez-Gonzalez is a Junior Investigator with the National Institutes of Health (NIH) Minority Programs to Increase Diversity Among Individuals Engaged in Health-Related Research (PRIDE-CGE) and grant reviewer. He has interest in Behavioral Cardiovascular Medicine with the overarching goal of understanding how psychological status and effective/psychiatric risk factors influence cardiac autonomic and hemodynamic modulation. A secondary research interest of his is to develop comprehensive interventions based on the integration of pharmacotherapy, exercise training, and behavioral treatments intended to ameliorate cardiovascular and psychological risks factors in clinical populations.

SCIENTIFIC AND MEDICAL ADVISORY BOARD

Reza Yavari, MD.
Board Certified in Endocrinology, Diabetes and Metabolism
Attending Physician, Yale New Haven Health

Reza Yavari M.D. is a board-certified endocrinologist trained at the Yale School of Medicine. As a Founder and CEO of Beyond Care® since 2000, he has been a leader in the field of lifestyle management aimed at metabolic disorders such as diabetes and obesity. Dr. Yavari is a regular guest on national and local radio and television stations and lectures frequently to a variety of audiences. His efforts and his book titled "It Must Be My Metabolism" (McGraw-Hill) have been featured in the New York Times, the Yoga Journal, Shape Magazine, NPR, CNN News Live, More magazine, among other national press and media. His upcoming book titled "Situational Coaching" together with an accompanied software app called Health Lifecards will soon be available for health seekers who wish to self-coach to lose weight and reduce diabetes risk by means of therapeutic lifestyle change.

SCIENTIFIC AND MEDICAL ADVISORY BOARD

Syed A. A. Rizvi., PhD, MBA, MS.
Department of Pharmaceutical Sciences, Hampton University School of Pharmacy (HUSOP), Hampton, VA, USA

Over 22 years of research and teaching experience (including online) at various colleges and universities and 7 years of industrial experience, including consultations. Author of 167 peer-reviewed articles including, 105 journal publications, 2 books, 4 book chapters, 1 US patent, and 55 oral/poster presentations (national and international conferences). Serve on the Editorial and expert boards of 77 different journals (in various capacities) and review manuscripts and books for 123 well known scientific publications (journals and books). Published work has been cited over 5500 times, with an h-index of 25, and i10-index of 44. Expert in designing and implementation of clinical and translational research. Expert in pharmaceutical formulation development; ionic liquids and cocrystals; nano- and micro-encapsulation and controlled release; multistep synthesis of small organic molecules; pharmaceutical analysis (method development and forensic applications); natural products isolation; isolation and formulation of fragrant compounds; and biotransformation of pharmacologically active compounds using microbial whole cultures.

SCIENTIFIC AND MEDICAL ADVISORY BOARD

Jeremy Jacob B.S. (Computer Sc. and Eng)

Jeremy Jacob has over 20 years of experience in architecting software, with a focus on globally scalable cloud solutions. He received two B.S. degrees from Florida Atlantic University in Computer Science and Computer Engineering. His software products include personal finance management mobile apps, a web-based mobile app development tool for businesses, a cloud-based asset management system, and several app and web-based solutions for internal enterprise use. At Florida Atlantic University, Jeremy taught several semesters of Mobile App Development, co-created an enterprise training program for mobile development, and sat on the Industry Advisory Board. Jeremy takes a personal interest in health and its intersection with emerging technology.